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                                                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Registration Statement on Form SB-2 (registration number 333-33593) of our report dated August 22, 1997 on our audits of the consolidated financial statements of Worldwide Wireless Systems, Inc. and subsidiary. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts".



Richard A. Eisner & Company, LLP

New York, New York
December 30, 1997